UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Allergan, Inc.

(Name of Registrant as Specified In Its Charter)

PERSHING SQUARE CAPITAL MANAGEMENT, L.P.

PS MANAGEMENT GP, LLC

PS FUND 1, LLC

WILLIAM A. ACKMAN

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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***PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION***

PROXY STATEMENT OF

PERSHING SQUARE CAPITAL MANAGEMENT, L.P.

IN CONNECTION WITH A MEETING OF THE SHAREHOLDERS

OF

ALLERGAN, INC.

PROXY STATEMENT

OF

THE REQUESTING SHAREHOLDER

To the Shareholders of Allergan, Inc.:

This Proxy Statement and the enclosed WHITE Proxy Card are being furnished to you as a shareholder of Allergan, Inc., a Delaware corporation (the “Company” or “Allergan”), in connection with the solicitation of revocable proxies from shareholders of the Company to vote at a meeting of the shareholders of the Company (the “Meeting”), scheduled to be held at [PLACE], on [DATE], at [TIME], and at any and all adjournments, postponements or reschedulings thereof. The Meeting has been called by, and the white Proxy Cards are being provided by, and on behalf of, Pershing Square Capital Management, L.P. (“Pershing Square”) (the “Requesting Shareholder,” “we,” “our” or “us”).

The purpose of the Meeting is to conduct a shareholder referendum in which shareholders will be given the opportunity to consider and vote on the following non-binding resolution (the “Proposed Resolution”):

RESOLVED, that the shareholders of Allergan hereby request the Board to promptly engage in good faith discussions with Valeant regarding Valeant’s offer to merge with the Company, without in any way precluding discussions the Board may choose to engage in with other parties potentially offering higher value.

The Proposed Resolution provides a means for the Company’s shareholders to demonstrate, in a coordinated and powerful manner, their support for the Company to engage in a meaningful dialogue with Valeant Pharmaceuticals International, Inc. (“Valeant”) as part of the Company’s Board of Directors’ (the “Company Board” or the “Board”) broader effort to assess the Company’s strategic alternatives and to properly discharge its fiduciary duties to maximize shareholder value.

The date of this Proxy Statement is [—], 2014. This Proxy Statement and the enclosed WHITE Proxy Card are first being sent or given to shareholders on or about [—], 2014. At this time, the Requesting Shareholder is soliciting revocable proxies to vote in favor of the Proposed Resolution at the Meeting.

The Meeting is not being called pursuant to the special meeting procedures set forth in the Company’s Amended and Restated Bylaws, adopted in connection with the Company’s annual meeting on May 6, 2014 (the “Bylaws”), or the Company’s Amended and Restated Certificate of Incorporation, approved by shareholders at the Company’s annual meeting on May 6, 2014 (the “Charter”), is not otherwise sanctioned by the Company, and no business of the Company is proposed to be transacted at the Meeting. The Requesting Shareholder intends to invite the Company to participate in the Meeting and solicit proxies with respect to the Proposed Resolution. The Proposed Resolution is precatory, meaning that it will have no binding legal effect, and the Board could, even in the face of strong shareholder support, elect to take no action with respect thereto.

The filing of this Proxy Statement does not preclude the Requesting Shareholder from calling a special meeting of the Company’s shareholders pursuant to the Bylaws or taking any other actions, at any time, available to the Requesting Shareholder under the Charter, Bylaws or Delaware law.

On April 22, 2014, Valeant made an offer (the “Merger Proposal”) to the Board proposing a business combination of Allergan and Valeant, pursuant to which each share of common stock of the Company, par value $0.01 per share (the “Company Common Stock”) would be exchanged for $48.30 in cash and 0.83 shares of Valeant common stock, based on the fully diluted number of Allergan shares outstanding (please refer to the “Background and Past Contacts” section on page 3 for more detailed information). From April 10, 2014 (the day before Pershing Square began its rapid accumulation program) to the date of this Proxy Statement, the Company’s stock price has increased by [—]%. We believe the market has spoken, and that shareholders see substantial value in the Merger Proposal. We urge the Board to promptly engage in good faith discussions with Valeant regarding the Merger Proposal.

AT THE MEETING, THE SHAREHOLDERS OF THE COMPANY WILL VOTE ON THE PROPOSED RESOLUTION DESCRIBED ABOVE. EVEN IF THE PROPOSED RESOLUTION RECEIVES A MAJORITY OF THE VOTES CAST IN FAVOR OF THE PROPOSED RESOLUTION, IT WILL HAVE NO BINDING LEGAL EFFECT, AND NEITHER THE BOARD NOR THE COMPANY WILL HAVE ANY LEGAL OBLIGATION TO TAKE ANY AFFIRMATIVE ACTION WITH RESPECT THERETO AS A RESULT THEREOF.

The Requesting Shareholder is asking the Company’s shareholders to complete, sign, date and mail the enclosed WHITE Proxy Card and return it to D.F. King and Co., Inc. (“D.F. King”), which is assisting the Requesting Shareholder in this solicitation process. We ask that the executed WHITE Proxy Cards be delivered as promptly as possible, by mail in the enclosed postage-paid envelope to D.F. King at the address below.

THE PROPOSED RESOLUTION IS A SHAREHOLDER REFERENDUM DESIGNED TO CLEARLY DEMONSTRATE TO THE BOARD THAT ALLERGAN’S SHAREHOLDERS FAVOR ENGAGEMENT WITH VALEANT REGARDING THE MERGER PROPOSAL.

IF YOU HAVE ANY QUESTIONS ABOUT COMPLETING, EXECUTING, DATING AND DELIVERING YOUR WHITE PROXY CARD OR REQUIRE ASSISTANCE, PLEASE CONTACT D.F. KING AT THE ADDRESS AND TELEPHONE NUMBERS BELOW.

IMPORTANT

IF YOUR SHARES OF COMPANY COMMON STOCK ARE REGISTERED IN YOUR OWN NAME, PLEASE COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED WHITE PROXY CARD TO D.F. KING, WHICH IS ASSISTING US, IN THE POSTAGE-PAID ENVELOPE PROVIDED.

IF YOUR SHARES OF COMPANY COMMON STOCK ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK NOMINEE OR OTHER INSTITUTION, ONLY IT CAN SIGN THE WHITE PROXY CARD WITH RESPECT TO YOUR SHARES AND ONLY UPON RECEIPT OF SPECIFIC INSTRUCTIONS FROM YOU. ACCORDINGLY, YOU SHOULD CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND GIVE INSTRUCTIONS FOR THE WHITE PROXY CARD TO BE SIGNED REPRESENTING YOUR SHARES OF COMPANY COMMON STOCK. WE URGE YOU TO CONFIRM IN WRITING YOUR INSTRUCTIONS TO THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND TO PROVIDE A COPY OF SUCH INSTRUCTIONS TO US IN CARE OF D.F. KING TO THE ADDRESS BELOW, SO THAT WE WILL BE AWARE OF ALL INSTRUCTIONS GIVEN AND CAN ATTEMPT TO ENSURE THAT SUCH INSTRUCTIONS ARE FOLLOWED.

IF YOU HAVE ANY QUESTIONS ABOUT COMPLETING, EXECUTING, DATING OR DELIVERING YOUR WHITE PROXY CARD OR REQUIRE ASSISTANCE, PLEASE CONTACT:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Toll-free: (800) 859-8511

Banks and brokers: (212) 269-5550

Please complete, sign, date and return the enclosed WHITE Proxy Card in the enclosed postage-paid envelope today.

THIS SOLICITATION IS BEING MADE BY THE REQUESTING SHAREHOLDER, AND NOT ON BEHALF OF THE COMPANY OR THE BOARD. YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN. WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE

ENCLOSED WHITE PROXY CARD AND THEREBY DELIVER YOUR REVOCABLE PROXY TO VOTE IN FAVOR OF THE PROPOSED RESOLUTION. BY FILLING OUT YOUR WHITE PROXY CARD AND VOTING IN FAVOR OF THE PROPOSED RESOLUTION, YOU WILL BE SENDING A STRONG MESSAGE TO THE BOARD.

BACKGROUND AND PAST CONTACTS

On February 25, 2014, Pershing Square and Valeant entered into an agreement (the “Letter Agreement”) pursuant to which they agreed that a joint venture entity, PS Fund 1, LLC, a Delaware limited liability company (“PS Fund I”) would acquire shares of Company Common Stock and derivative instruments referencing Company Common Stock. On that same day, PS Fund 1 began acquiring securities of Allergan. Following the acquisition by PS Fund 1 of 597,431 shares of Company Common Stock, Valeant contributed $75.9 million to PS Fund 1 in respect of such shares. Funds managed by Pershing Square contributed monies to PS Fund 1 to fund the acquisition of derivative instruments referencing Company Common Stock.

On April 11, 2014, PS Fund 1 began its rapid accumulation program. By April 21, 2014, PS Fund 1 acquired beneficial ownership of approximately 9.7% of the outstanding shares of Company Common Stock.

On April 21, 2014, Pershing Square and Valeant each filed a Schedule 13D disclosing that PS Fund 1 had crossed the 5% Schedule 13D ownership level.

On April 22, 2014, Valeant made a public offer to David E.I. Pyott, the Chairman and Chief Executive Officer of Allergan, and the Board, to acquire Allergan for a price comprised of $48.30 in cash and 0.83 shares of Valeant for each Allergan share based on the fully diluted number of Allergan shares outstanding. Pursuant to the terms of the offer, Allergan shareholders would receive a substantial premium over Allergan’s unaffected stock price of $116.63 on April 10, 2014 (the day before Pershing Square began its rapid accumulation program) and would own approximately 43% of the combined company.

On April 22, 2014, Allergan issued a press release in which it confirmed receipt of the proposal from Valeant and stated that its Board, in consultation with its financial and legal advisors, would carefully review and consider the proposal and pursue the course of action that it believes is in the best interests of the Company’s shareholders. The Company also adopted a shareholder rights plan (commonly referred to as a “Poison Pill”), effective April 22, 2014.

On May 1, 2014, PS Fund 1 exercised its American-style call options referencing the Company Common Stock and early terminated and physically settled its forward purchase contract referencing the Company Common Stock. As a result, PS Fund 1 became Allergan’s largest shareholder. In total, Pershing Square contributed $3.624 billion to PS Fund 1 to fund the acquisition of Company Common Stock through the purchase and ultimate settlement of derivative instruments.

On May 5, 2014, in response to news reports stating that the Company had begun to approach alternative business combination partners, William A. Ackman, Chief Executive Officer of Pershing Square, sent a letter to Michael R. Gallagher, the lead independent director of the Board, encouraging the Board to begin discussions with Valeant regarding the Merger Proposal. Among other things, Mr. Ackman’s letter highlighted Pershing Square’s belief that (i) the strength of Allergan’s negotiating position with Valeant comes, in part, from the potential that Allergan may negotiate a more valuable transaction with a large global pharmaceutical company, (ii) the list of global pharmaceutical companies with the financial capacity to buy Allergan is limited, and even more limited when factors such as strategic fit and antitrust risk are considered, and (iii) unless Allergan were to identify and engage with a large global pharmaceutical company for a transaction in the very near future, the odds of a transaction with such a counterparty are likely to decrease over time, the market and Valeant will likely learn of the lack of interest from alternative companies, and Allergan’s negotiating leverage with Valeant will decline. Indeed, in the days that followed such letter, news outlets reported that several global pharmaceutical companies, including Sanofi, Johnson & Johnson and Shire, had been contacted by Allergan and had declined to engage in a business combination transaction.

On May 12, 2014, Allergan Chairman & Chief Executive Officer David E.I. Pyott sent a letter to Mr. Pearson stating that the Board had rejected the Merger Proposal.

Given the requirements and timeline for any special meeting, including the need for the Requesting Shareholder to first conduct a public proxy solicitation before being able to call a special meeting, and the possibility that the Board would seek to employ procedures available under the Bylaws to delay a special meeting, we are as a first step calling this meeting of the shareholders of the Company to provide a forum for the shareholders of the Company to express their views to the Company by voting on the Proposed Resolution requesting that the Board promptly engage in good faith discussions with Valeant regarding the Merger Proposal.

We therefore request that shareholders deliver a revocable proxy to cast their votes in favor of that Proposed Resolution. This Proposed Resolution provides a means for the Company’s shareholders to demonstrate in a reasonable and certain time frame, and in a coordinated and powerful manner, their support for the Company engaging in a meaningful dialogue with Valeant as part of the Board’s broader effort to assess the Company’s strategic alternatives and to properly discharge its fiduciary duties to maximize shareholder value.

PLANS FOR THE MEETING

At the Meeting, the Company’s shareholders will vote on whether to adopt the following resolution:

RESOLVED, that the shareholders of Allergan hereby request the Board to promptly engage in good faith discussions with Valeant regarding Valeant’s offer to merge with the Company, without in any way precluding discussions the Board may choose to engage in with other parties potentially offering higher value.

If the Proposed Resolution is adopted, we plan to deliver the results of the vote to the Company and to make those results public.

REASONS FOR THE PROPOSED RESOLUTION

Despite Valeant’s willingness to meet with the Company, the Company has rejected a potential business combination with Valeant. We are concerned that the Board has refused to engage with Valeant in a meaningful way regarding the Merger Proposal and believe that a business combination between Valeant and the Company will provide significant value to the Company’s shareholders.

A vote for the Proposed Resolution will send a clear message to the Board that the shareholders support a potential merger with Valeant and that the Company should promptly engage in good faith merger discussions with interested parties, including Valeant.

We are soliciting proxies in favor of the Proposed Resolution to be voted on at the Meeting held outside of the special meeting procedures set forth in the Bylaws as a result of onerous requirements in the Bylaws and Charter for shareholders to call a special meeting or act by written consent. The Bylaws and Charter require the holders of 25% of the Company’s stock to submit requests for such actions, including providing extensive disclosures and representations by each shareholder making the request to call the special meeting or the request for a record date to act by written consent. Furthermore, the Board may impede the shareholder-called special meeting or action by written consent by instead holding its own meeting. Accordingly, in light of the unusual and burdensome provisions relating to a shareholder’s ability to call special meetings and act by written consent, we believe this referendum provides shareholders with the ability to demonstrate support for merger negotiations between Allergan and Valeant in a reasonable and certain timeframe.

WE URGE YOU TO SEND THIS IMPORTANT MESSAGE TO THE BOARD BY COMPLETING, EXECUTING, DATING AND RETURNING THE WHITE PROXY CARD TO D.F. KING TODAY. PLEASE FOLLOW THE INSTRUCTIONS FOR DELIVERING YOUR WHITE PROXY CARD DESCRIBED BELOW.

THE MEETING

Record Date for the Meeting. Shareholders of record at the close of business on June 2, 2014 (the “Record Date”), will receive notice of the Meeting and be entitled to vote the shares of Company Common Stock that they held on the Record Date. Each share of Company Common Stock will be entitled to one vote.

Time and Location of the Meeting; Notice of the Meeting. The Meeting will be held on [DATE], 2014, at [TIME] at [LOCATION]. This Proxy Statement and the enclosed white Proxy Card are first being sent or given on or about [—], 2014 to all holders of Company Common Stock as of the Record Date entitled to vote at the Meeting.

Quorum. Because the Meeting is not being called pursuant to the Bylaws or the Charter, the Company’s quorum requirements set forth in the Bylaws and the Charter will not apply to the Meeting.

PROCEDURES FOR SUBMITTING YOUR WHITE PROXY CARDS

Pursuant to this Proxy Statement, the Requesting Shareholder is requesting that you complete, execute, date and deliver to the address below, the enclosed WHITE Proxy Card by which you will grant us a revocable proxy to vote on your behalf in favor of the Proposed Resolution at the Meeting. Executed WHITE Proxy Cards should be delivered by mail using the enclosed postage-paid envelope. In addition, you may submit your proxy in any of the following ways:

•	Voting by Telephone. If you live in the United States, you may submit your vote 24 hours a day, 7 days a week up until 11:59 P.M. Eastern Daylight Savings Time on [—], 2014 by calling the toll-free telephone number on the WHITE Proxy Card. Please refer to the voting instructions on the WHITE Proxy Card. If you vote by telephone, you do not need to return your WHITE Proxy Card by mail.

•	Voting via the Internet. If you wish to vote via the Internet, you may submit your vote 24 hours a day, 7 days a week, up until 11:59 P.M. Eastern Daylight Savings Time on [—], 2014 by visiting the website provided on the WHITE Proxy Card. Please refer to the voting instructions on the WHITE Proxy Card. If you vote through the Internet, you do not need to return your WHITE Proxy Card by mail.

•	Vote in person by attending the Meeting. Written ballots will be distributed to shareholders who wish to vote in person at the Meeting. If you hold your shares through a bank, broker or other custodian, you must obtain a “legal proxy” from such custodian in order to vote in person at the Meeting.

Revocation Procedure. Shareholders who have executed and delivered a WHITE Proxy Card may revoke it at any time before the proxy is exercised by:

•	delivering an instrument revoking the earlier proxy, or a duly executed later dated proxy for the same shares, to D.F. King, our proxy solicitor, at 48 Wall Street, New York, New York 10005; or

•	if you have voted by telephone or through the Internet, by calling the same toll-free number or by accessing the same website and following the instructions provided on the WHITE Proxy Card; or

•	by voting in person at the Meeting.

Written ballots will be distributed to shareholders who wish to vote in person at the Meeting. If you hold your shares through a bank, broker or other custodian, you must obtain a “legal proxy” from such custodian in order to vote in person at the Meeting. If you attend the Meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your WHITE Proxy Card or submitted your proxy by telephone or the Internet. Your attendance at the Meeting will not, by itself, revoke your proxy; you must vote in person at the meeting in order to revoke your proxy.

Broker non-votes will not be counted as present and are not entitled to vote on the Proposed Resolution. A “broker non-vote” occurs when a beneficial owner of shares held by a bank, brokerage firm, dealer, trust company or other nominee fails to provide the record holder with voting instructions on any “non-routine” matters brought to a vote at a shareholder meeting. Under the rules of the New York Stock Exchange, “non-routine” matters include matters such as the Requesting Shareholder’s Proposed Resolution. As such, a broker may not vote your shares with respect to such matters without your specific instructions.

If your shares of Company Common Stock are registered in your own name, please sign, date and mail the enclosed WHITE Proxy Card to D.F. King in the postage-paid envelope provided. If any of your shares of Company Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can sign the WHITE Proxy Card or vote by telephone, via internet or in person with respect to your Company Common Stock. Accordingly, please contact the person responsible for your account and give instructions for the WHITE Proxy Card to be signed representing your shares of Company Common Stock.

Your vote in favor of the Proposed Resolution is important, no matter how many or how few shares you own. Please complete, execute, date and return the WHITE Proxy Card to the address below as promptly as possible.

If you have any questions about completing, executing, dating or delivering your WHITE Proxy Card or require assistance, please contact:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Toll-free: (800) 859-8511

Banks and brokers: (212) 269-5550

SOLICITATION OF PROXIES; EXPENSES

The Requesting Shareholder will bear the entire expense of preparing and mailing this Proxy Statement and any other soliciting material and the total expenditures relating to the solicitation of revocable proxies to vote in favor of the Proposed Resolution, including, without limitation, costs, if any, related to advertising, printing, fees of attorneys, financial advisors, solicitors and accountants, public relations, transportation and litigation. We may solicit support for the Proposed Resolution by telephone, email, facsimile, and personal solicitation, in addition to mail. We will reimburse the reasonable out-of-pocket expenses of banks, brokerage houses, and other custodians, nominees, and fiduciaries in connection with the forwarding of solicitation material to the beneficial owners of Company Common Stock that such institutions hold.

D.F. King, our proxy solicitation firm, has been retained to assist in the solicitation of Proxy Cards in connection with the Proposed Resolution to be voted at the Meeting and will receive customary fees for its services, plus reimbursement of reasonable out-of-pocket expenses. D.F. King will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. The firm will utilize approximately 30 persons in its solicitation efforts.

We estimate that our total expenditures relating to the solicitation of proxies in connection with the Proposed Resolution to be voted on at the Meeting will be approximately [$         ] (including, without limitation, costs, if any, related to advertising, printing, public relations, transportation, litigation, and fees of attorneys, financial advisors, solicitors and accountants). Our total expenditures to date relating to these solicitations have been approximately [$         ].

CERTAIN INFORMATION REGARDING THE COMPANY

The Company is a Delaware corporation with its principal executive offices at 2525 Dupont Drive, Irvine, California.

The Company is subject to the informational filing requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith it files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Reports, proxy statements and other information filed by the Company with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by calling (202) 551-8090. The Company’s filings with the SEC are also available to the public without charge on the SEC’s website (http://www.sec.gov).

Except as otherwise noted herein, the information concerning the Company contained in this Proxy Statement has been taken from or based upon publicly available documents and records on file with the SEC and other public sources. Although we do not have any knowledge that would indicate that any statement contained herein based upon such documents and records is untrue, we have not independently verified the accuracy or completeness of such information and do not take any responsibility for the accuracy or completeness of the information contained in such documents and records, or for any failure by the Company to disclose events that may affect the significance or accuracy of such information. For information regarding the security ownership of the directors and the management of the Company and certain principal shareholders, please refer to Annex A attached to this Proxy Statement.

CERTAIN INFORMATION REGARDING THE PARTICIPANTS

The Requesting Shareholder and certain other persons listed below are participants in this solicitation.

The business address of the Pershing Square Participants (as defined below) is 888 Seventh Avenue, 42nd Floor, New York, NY 10019. The business address of Valeant is 2150 St. Elzéar Blvd. West Laval, Quebec, Canada, H7L 4A8, and the business address of Valeant Pharmaceuticals International (“Valeant USA”) is 400 Somerset Corporate Boulevard, Bridgewater, New Jersey 08807. The business address of the Valeant Officer Participants (as defined below) is 2150 St. Elzéar Blvd. West Laval, Quebec, Canada, H7L 4A8.

Pershing Square and Valeant have been shareholders of the Company since February 25, 2014 and May 7, 2014, respectively. As of [—], 2014, approximately 9.7% of the outstanding shares of Company Common Stock were held for the accounts of Pershing Square Participants and the Valeant Participants (as defined below) as follows:

	Ownership of Company Common Stock		Percent of Class (1)
Pershing Square Capital Management, L.P.	28,878,638	(2)	9.7%
PS Management GP, LLC	28,878,638	(2)	9.7%
PS Fund 1, LLC	28,878,638	(2)	9.7%
William A. Ackman	28,878,638	(2)	9.7%
William F. Doyle	0		0
Ben Hakim	0		0
Jordan H. Rubin	0		0
Roy J. Katzovicz	0		0
Valeant Pharmaceuticals International, Inc.	28,878,638	(2)	9.7%
Valeant Pharmaceuticals International	28,878,638	(2)	9.7%
J. Michael Pearson	0		0
Howard B. Schiller	0		0
Ari S. Kellen	0		0
Laurie W. Little	0		0
Total	28,878,638	(2)	9.7%

(1)	Based on 297,556,619 shares of Company Common Stock outstanding as of May 1, 2014 (exclusive of 10,035,841 shares of Company Common Stock held in treasury) as reported in the Quarterly Report on Form 10-Q, as filed with the SEC on May 7, 2014 (the “Company 10-Q”).
(2)	The total number of shares beneficially owned by the Pershing Square Participants and the Valeant Participants include 28,878,538 shares of Common Stock owned by PS Fund 1, LLC and 100 shares of Common Stock owned by Valeant USA.

Pershing Square Parties and Pershing Square Employee Participants

Pershing Square serves as investment advisor to PS Fund 1 with respect to 28,878,538 shares of Company Common Stock held for the accounts of this fund and may be deemed to have beneficial ownership of such shares of Company Common Stock for purposes of Rule 13d-3.

Pershing Square is an investment adviser founded in 2003 and registered with the SEC. Pershing Square is a concentrated, research-intensive, fundamental value investor in the public markets.

PS Management GP, LLC (“PS Management”), a Delaware limited liability company, serves as the general partner of Pershing Square and may be deemed to be the beneficial owner of such shares of Company Common Stock owned by Pershing Square for purposes of Rule 13d-3. William A. Ackman is the Chief Executive Officer of Pershing Square and managing member of PS Management and may be deemed to be the beneficial owner of such shares of Company Common Stock owned by Pershing Square for purposes of Rule 13d-3.

PS Fund 1 is a Delaware limited liability company formed by Pershing Square to purchase certain securities of the Company. Valeant USA contributed $75.9 million of its working capital to PS Fund 1 for such purpose and, together with the capital contribution from Pershing Square, PS Fund 1 acquired 28,878,538 shares of Company Common Stock.

In addition, William A. Ackman, William F. Doyle, Ben Hakim, Jordan H. Rubin and Roy J. Katzovicz (together with Pershing Square, PS Management, and PS Fund 1, the “Pershing Square Participants”), may be deemed “participants” under SEC rules in this solicitation.

Valeant Participants

Valeant is a corporation continued under the laws of British Columbia, Canada. Valeant USA is a Delaware corporation and a wholly owned subsidiary of Valeant. Valeant and Valeant USA are multinational, specialty pharmaceutical and medical device companies that develop, manufacture, and market a broad range of branded, generic and branded generic pharmaceuticals, over-the-counter products, and medical devices (contact lenses, intraocular lenses, ophthalmic surgical equipment, and aesthetics devices).

In addition, J. Michael Pearson, Chairman and Chief Executive Officer of Valeant, Howard B. Schiller, Director, Executive Vice President and Chief Financial Officer of Valeant, Ari S. Kellen, Executive Vice President and Company Group Chairman of Valeant, and Laurie W. Little, Senior Vice President, Investor Relations of Valeant (together with Valeant and Valeant USA, the “Valeant Participants”), may be deemed “participants” under SEC rules in this solicitation.

Section 13(d) Group

Each of Pershing Square, PS Management, PS Fund 1, William A. Ackman, Valeant and Valeant USA, as a member of a “group” for the purposes of Rule 13d-5(b)(1) of the Exchange Act, is deemed to be a beneficial owner of the 28,878,638 shares of Company Common Stock held by each of the members of the group combined, or 9.7% of the issued and outstanding Company Common Stock based on 297,556,619 shares of Company Common Stock outstanding as of May 1, 2014 (exclusive of 10,035,841 shares of Company Common Stock held in treasury) reported in the Company 10-Q, and each entity or individual may be deemed to beneficially own the shares of each other entity or individual in the reporting group. Each member of the group disclaims beneficial ownership of such shares of Company Common Stock, except to the extent it exercises voting or dispositive power with respect to those shares. Such shares include 100 shares of Company Common Stock with respect to which Valeant exercises sole voting and dispositive power.

For information regarding purchases and sales of securities of the Company during the past two years by the Pershing Square Participants and the Valeant Participants, please refer to Annex B to this Proxy Statement. Except as set forth on Annex B, there have been no purchases or sales in the securities of the Company in the past two years by such parties.

Except as set forth in this Proxy Statement (including the annexes, exhibits and any other attachments hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no participant in this solicitation or any of his, her or its associates was a party to, or had a direct or indirect material interest in, any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his, her or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (xi) no participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Meeting; and (xii) no participant in this solicitation has a family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

For the purposes of the foregoing, the term “associates” shall have the meaning as that term is defined in Rule 14a-1 of Regulation 14A under the Exchange Act.

OTHER MATTERS

If no direction is given on the enclosed WHITE Proxy Card, the named proxies will vote “FOR” the Proposed Resolution. The named proxies are authorized to vote in their discretion upon any other matter that may properly come before the Meeting or any adjournments, postponements or reschedulings thereof.

Pursuant to the Company’s Definitive Proxy Statement on Schedule 14A, as filed with the SEC on March 26, 2014 for its 2014 annual meeting (the “Company Proxy Statement”) and pursuant to Rule 14a-8 under the Exchange Act, shareholders may present proper proposals for inclusion in the Company’s 2015 proxy statement and for consideration at the Company’s next annual meeting of shareholders. To be eligible for inclusion in the Company’s 2015 Proxy Statement, a shareholder’s proposal must be received by the Company no later than November 26, 2014 and must otherwise comply with Rule 14a-8 under the Exchange Act.

Pursuant to the Charter and Bylaws, written notice of business to be brought before an annual meeting must be received by the Company not less than 30 days nor more than 60 days prior to the date of the scheduled annual meeting. If the Company provides less than 40 days’ notice or prior public disclosure of the date of the scheduled annual meeting to shareholders, then notice of the proposed business matter must be received by the Company not later than the close of business on the tenth day following the earlier of the day on which notice of the meeting was mailed or the day on which such public disclosure was made.

YOUR SUPPORT IS IMPORTANT

NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN, WE ARE SEEKING YOUR SUPPORT. PLEASE COMPLETE, EXECUTE, DATE, AND MAIL IN THE ENCLOSED WHITE PROXY CARD AS SOON AS POSSIBLE (TO THE ADDRESS SET FORTH BELOW).

IF YOUR SHARES OF COMPANY COMMON STOCK ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, BANK NOMINEE OR OTHER INSTITUTION, ONLY IT CAN SIGN THE WHITE PROXY CARD WITH RESPECT TO YOUR SHARES OF COMPANY COMMON STOCK. ACCORDINGLY, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND GIVE INSTRUCTIONS FOR THE WHITE PROXY CARD TO BE SIGNED REPRESENTING YOUR SHARES OF COMPANY COMMON STOCK.

WHOM YOU CAN CALL IF YOU HAVE QUESTIONS

If you have any questions or require any assistance, please contact D.F. King, proxy solicitor for the Requesting Shareholder, at the following address and toll free telephone number:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Toll-free: (800) 859-8511

Banks and brokers: (212) 269-5550

IT IS IMPORTANT THAT YOU COMPLETE, EXECUTE DATE AND RETURN THE WHITE PROXY CARD PROMPTLY TO D.F. KING IN THE ENCLOSED ENVELOPE TO AVOID UNNECESSARY EXPENSE AND DELAY. NO POSTAGE IS NECESSARY.

PERSHING SQUARE CAPITAL MANAGEMENT, L.P
[—], 2014

ANNEX A

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT OF THE COMPANY

AND PRINCIPAL SHAREHOLDERS

Security Ownership of Directors and Executive Officers

The following information is based solely on the Company’s Proxy Statement and the Company’s Quarterly Report on Form 10-Q, as filed with the SEC on May 7, 2014 (the “Company 10-Q”), and the Requesting Shareholder makes no representation regarding its accuracy or completeness. The Company indicated in the Company Proxy Statement that, to the Company’s knowledge, the following table summarizes information as of March 11, 2014 with respect to ownership of the outstanding shares of Company Common Stock by (i) each director, (ii) the Chief Executive Officer, Chief Financial Officer, and each of the Company’s three other most highly compensated executive officers for the year ended December 31, 2013, and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated, each person in the table has sole voting and investment power of the shares listed as owned by such person. The percentages in the following table are based on 297,556,619 shares of Company Common Stock outstanding as of May 1, 2014 (exclusive of 10,035,841 shares of Company Common Stock held in treasury) according to the Company 10-Q.

	Vested Shares of Company Common Stock Owned(1)	Rights to Acquire Shares of Company Common Stock(2)	Unvested Shares of Restricted Stock/Units	Total Shares of Company Common Stock Beneficially Owned	Percent of Class(3)
Directors:
Deborah Dunsire, M.D.	29,111	65,123	0	94,234		*
Michael R. Gallagher	36,400	61,750	0	98,150		*
Trevor M. Jones, Ph.D.	200	54,476	0	54,676		*
Louis J. Lavigne, Jr.	14,421	3,102	0	17,523		*
Peter J. McDonnell, M.D.	0	3,102	0	3,102		*
Timothy D. Proctor	0	3,261	0	3,261		*
David E.I. Pyott	234,168	2,265,200	165,000	2,664,368		*
Russell T. Ray	22,810	57,702	0	80,512		*
Henri A. Termeer(4)	0	0	0	0		*

Other Named Executive Officers:
Douglas S. Ingram	30,101	527,700	0	557,801		*
Jeffrey L. Edwards	20,259	207,850	0	228,109		*
Scott M. Whitcup, M.D.	20,849	556,200	0	577,049		*
Julian S. Gangolli	20,590	140,500	3,000	164,090		*
All current directors and executive officers (as a group 17 persons, including those named above)	454,077	4,348,166	178,700	4,980,943	1.674

*	Beneficially owns less than 1% of the outstanding Company Common Stock.
(1)	In addition to shares held in the individual’s sole name, this column includes: (1) shares held by the spouse of the named person and shares held in various trusts; and (2) for executive officers, shares held in trust for the benefit of the named employee in the Company’s Savings and Investment Plan and Employee Stock Ownership Plan as of March 11, 2014.
(2)

This column also includes shares which the person or group has the right to acquire within sixty (60) days of March 11, 2014 as follows: (1) for executive officers, these shares may be acquired upon the exercise of stock options and vesting of restricted stock units; and (2) for non-employee directors, these shares include shares that may be acquired upon the exercise of stock options and vesting of restricted stock units, as well as shares accrued under the Company’s Deferred Directors’ Fee Program as of March 11, 2014. Under the Company’s Deferred Directors’ Fee Program, participants may elect to defer all or a portion of their retainer and meeting fees until termination of their status as a director. Deferred amounts are treated as having been invested in Company Common Stock such that on the date of deferral the director is credited with a number of phantom shares of Company Common Stock equal to the amount of fees deferred

A-1

divided by the market price of a share of Company Common Stock as of the date of deferral. Upon termination of the director’s service on the Board, the director will receive shares of Company Common Stock equal to the number of phantom shares of Company Common Stock credited to such director under the Deferred Directors’ Fee Program.
(3)	Based on 297,556,619 shares of Company Common Stock outstanding as of May 1, 2014 (exclusive of 10,035,841 shares of Company Common Stock held in treasury).
(4)	Mr. Termeer was appointed to the Board on January 24, 2014.

Security Ownership of Certain Principal Shareholders

Set forth below is the name and stock ownership of each person or group of persons known by the Company to own beneficially more than 5% of the outstanding shares of Company Common Stock, and is based on the Company Proxy Statement and information provided by the beneficial owner in subsequent public filing made with the SEC.

Name and Address of Beneficial Owners	Shares Beneficially Owned		Percent of Class(1)
Capital Research Global Investors	17,472,533	(2)	5.87%
40 East 52nd Street New York, NY 10022
BlackRock, Inc.	17,416,972	(3)	5.85%
40 East 52nd Street New York, NY 10022
Pershing Square Capital Management, L.P.
888 Seventh Avenue, 42nd Floor New York, NY 10019	28,878,638	(4)	9.71%
PS Management GP, LLC	28,878,638	(4)	9.71%
888 Seventh Avenue, 42nd Floor New York, NY 10019
William A. Ackman	28,878,638	(4)	9.71%
888 Seventh Avenue, 42nd Floor New York, NY 10019
Valeant Pharmaceuticals International, Inc.	28,878,638	(5)	9.71%
2150 St. Elzéar Blvd. West Laval, Quebec, Canada, H7L 4A8
Valeant Pharmaceuticals International	28,878,638	(5)	9.71%
400 Somerset Corporate Boulevard Bridgewater, New Jersey 08807

(1)	Based on 297,556,619 shares outstanding as of May 1, 2014 (exclusive of 10,035,841 shares held in treasury).
(2)	Based on information provided pursuant to a statement on a Schedule 13G filed with the SEC on February 10, 2014 by Capital Research Global Investors, a division of Capital Research and Management Company. Capital Research Global Investors reported that it has sole voting power with respect to 17,472,533 shares and sole dispositive power with respect to 17,472,533 shares.
(3)	Based on information provided pursuant to a statement on a Schedule 13G/A filed with the SEC on January 28, 2014 by BlackRock, Inc. BlackRock reported that it has sole voting power with respect to 14,470,789 shares and sole dispositive power with respect to 17,416,972 shares.
(4)	Based on information provided pursuant to a statement on a Schedule 13D/A filed with the SEC on May 12, 2014 by Pershing Square Capital Management, L.P., PS Management GP, LLC and William A. Ackman, the three parties reported that they have shared beneficial ownership with respect to 28,878,638 shares and shared voting power with respect to 28,878,538 shares.
(5)	Based on information provided pursuant to a statement on a Schedule 13D/A filed with the SEC on May 5, 2014 by Valeant Pharmaceuticals International, Inc. and Valeant Pharmaceuticals International, pursuant to which the two parties reported that they have shared beneficial ownership with respect to 28,878,538 shares and shared voting power with respect to 28,878,538 shares, and on information provided pursuant to a statement on a Schedule 13D/A filed with the SEC on May 12, 2014 by Pershing Square Capital Management, L.P., PS Management GP, LLC and William A. Ackman, which reported that Valeant has sole voting power with respect to 100 shares.

A-2

ANNEX B

ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION:

PURCHASES AND SALES IN THE COMPANY COMMON STOCK DURING THE PAST TWO YEARS

Common Stock

Name	Trade Date	Buy/Sell	No. of Shares / Quantity	Price Per Share	Security
PS Fund 1, LLC	February 25, 2014	Buy	94,182	$125.21	Common Stock
PS Fund 1, LLC	February 25, 2014	Buy	25,000	$125.01	Common Stock
PS Fund 1, LLC	February 25, 2014	Buy	55,454	$125.16	Common Stock
PS Fund 1, LLC	February 26, 2014	Buy	5,000	$126.76	Common Stock
PS Fund 1, LLC	February 26, 2014	Buy	4,197	$127.31	Common Stock
PS Fund 1, LLC	February 26, 2014	Buy	540	$126.86	Common Stock
PS Fund 1, LLC	February 26, 2014	Buy	5,000	$126.92	Common Stock
PS Fund 1, LLC	February 26, 2014	Buy	5,000	$127.52	Common Stock
PS Fund 1, LLC	February 26, 2014	Buy	75,000	$127.49	Common Stock
PS Fund 1, LLC	February 26, 2014	Buy	5,000	$127.57	Common Stock
PS Fund 1, LLC	February 26, 2014	Buy	10,000	$127.51	Common Stock
PS Fund 1, LLC	February 26, 2014	Buy	100,000	$128.21	Common Stock
PS Fund 1, LLC	February 26, 2014	Buy	35,000	$127.88	Common Stock
PS Fund 1, LLC	February 26, 2014	Buy	21,634	$128.21	Common Stock
PS Fund 1, LLC	February 26, 2014	Buy	75,000	$127.99	Common Stock
PS Fund 1, LLC	February 26, 2014	Buy	25,000	$127.76	Common Stock
PS Fund 1, LLC	February 26, 2014	Buy	20,000	$127.65	Common Stock
PS Fund 1, LLC	February 26, 2014	Buy	13,629	$127.60	Common Stock
PS Fund 1, LLC	February 26, 2014	Buy	10,000	$127.53	Common Stock
PS Fund 1, LLC	February 26, 2014	Buy	10,000	$127.64	Common Stock
PS Fund 1, LLC	February 26, 2014	Buy	2,500	$127.61	Common Stock
PS Fund 1, LLC	February 26, 2014	Buy	250	$127.44	Common Stock
PS Fund 1, LLC	February 26, 2014	Buy	40	$127.43	Common Stock
PS Fund 1, LLC	February 26, 2014	Buy	5	$127.33	Common Stock
PS Fund 1, LLC	May 1, 2014	Buy	1,239,000	$127.89	Common Stock	*
PS Fund 1, LLC	May 1, 2014	Buy	863,000	$129.26	Common Stock	*
PS Fund 1, LLC	May 1, 2014	Buy	779,000	$128.76	Common Stock	*
PS Fund 1, LLC	May 1, 2014	Buy	1,416,000	$129.07	Common Stock	*
PS Fund 1, LLC	May 1, 2014	Buy	1,353,000	$131.58	Common Stock	*
PS Fund 1, LLC	May 1, 2014	Buy	2,130,000	$128.75	Common Stock	*
PS Fund 1, LLC	May 1, 2014	Buy	2,578,000	$123.72	Common Stock	*
PS Fund 1, LLC	May 1, 2014	Buy	1,733,000	$123.65	Common Stock	*
PS Fund 1, LLC	May 1, 2014	Buy	1,046,000	$125.65	Common Stock	*
PS Fund 1, LLC	May 1, 2014	Buy	1,191,107	$122.01	Common Stock	*
PS Fund 1, LLC	May 1, 2014	Buy	2,523,000	$120.73	Common Stock	*
PS Fund 1, LLC	May 1, 2014	Buy	2,184,000	$123.71	Common Stock	*
PS Fund 1, LLC	May 1, 2014	Buy	1,843,000	$126.08	Common Stock	*
PS Fund 1, LLC	May 1, 2014	Buy	2,233,000	$130.50	Common Stock	*
PS Fund 1, LLC	May 1, 2014	Buy	1,720,000	$134.06	Common Stock	*
PS Fund 1, LLC	May 1, 2014	Buy	3,450,000	$139.02	Common Stock	**

*	The Price Per Share column reflects the average consideration paid (net of premium, strike price and other transaction fees) on a per share basis pursuant to the exercise of the relevant (previously purchased) American-style call option transactions.
**	The Price Per Share column reflects the average consideration paid (net of forward price and other transaction fees) on a per share basis pursuant to the early termination of the relevant (previously purchased) forward purchase contract.

Name	Trade Date	Buy/Sell	No. of Shares / Quantity	Price Per Share	Security
Valeant Pharmaceuticals International, Inc.	May 7, 2014	Buy	100	$164.80	Common Stock

Options (all of which have been exercised as of the date hereof):

Name	Trade Date	Buy/Sell	No. of Options	Premium Paid	Strike Price	Security	Expiration Date
PS Fund 1, LLC	March 3, 2014	Buy	1,239,000	$127.68	$1.27	OTC Call Option	March 4, 2015
PS Fund 1, LLC	March 6, 2014	Buy	863,000	$129.06	$1.29	OTC Call Option	March 9, 2015
PS Fund 1, LLC	March 11, 2014	Buy	779,000	$128.58	$1.28	OTC Call Option	March 12, 2015
PS Fund 1, LLC	March 14, 2014	Buy	1,416,000	$128.90	$1.28	OTC Call Option	March 16, 2015
PS Fund 1, LLC	March 19, 2014	Buy	1,353,000	$131.42	$1.31	OTC Call Option	March 20, 2015
PS Fund 1, LLC	March 24, 2014	Buy	2,130,000	$128.61	$1.28	OTC Call Option	March 25, 2015
PS Fund 1, LLC	March 27, 2014	Buy	2,578,000	$123.60	$1.23	OTC Call Option	March 30, 2015
PS Fund 1, LLC	April 1, 2014	Buy	1,733,000	$123.55	$1.23	OTC Call Option	April 2, 2015
PS Fund 1, LLC	April 4, 2014	Buy	1,046,000	$125.56	$1.25	OTC Call Option	April 6, 2015
PS Fund 1, LLC	April 8, 2014	Buy	1,191,107	$121.94	$1.21	OTC Call Option	April 9, 2015
PS Fund 1, LLC	April 11, 2014	Buy	2,523,000	$120.66	$1.20	OTC Call Option	April 13, 2015
PS Fund 1, LLC	April 14, 2014	Buy	2,184,000	$123.65	$1.23	OTC Call Option	April 15, 2015
PS Fund 1, LLC	April 15, 2014	Buy	1,843,000	$126.02	$1.26	OTC Call Option	April 16, 2015
PS Fund 1, LLC	April 16, 2014	Buy	2,233,000	$130.45	$1.30	OTC Call Option	April 17, 2015
PS Fund 1, LLC	April 17, 2014	Buy	1,720,000	$134.01	$1.33	OTC Call Option	April 20, 2015

Forward (which has been early terminated and physically settled as of the date hereof):

Name	Trade Date	Buy/Sell	No. of Shares / Quantity	Unit Cost	Security	Expiration Date
PS Fund 1, LLC	April 21, 2014	Buy	3,450,000	$140.37	OTC Equity Forward	April 22, 2015

EXHIBIT A

WHITE PROXY CARD

***PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION***

THIS PROXY IS BEING SOLICITED BY THE REQUESTING SHAREHOLDER AND NOT BY ALLERGAN

OR THE BOARD OF DIRECTORS OF ALLERGAN

VOTE BY TELEPHONE

Have this white proxy card available when you call the Toll-Free number [—]

using a touch-tone telephone and follow the simple instructions presented to you.

VOTE BY INTERNET

Have this white proxy card available when you access the website [—] and follow the simple instructions presented to you.

VOTE BY MAIL

Please mark, sign and date your white proxy card and return it in the postage-paid envelope provided or return it to: D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Your Internet or telephone vote must be received by 11:59 p.m. Eastern Daylight Time on [—], 2014 in order to be counted in the final tabulation.

Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your white proxy card.

UNLESS YOU HAVE VOTED BY TELEPHONE OR ON THE INTERNET, PLEASE SIGN, DATE AND MAIL

THIS WHITE PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED

WHITE PROXY CARD

ALLERGAN, INC.

MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF PERSHING SQUARE CAPITAL MANAGEMENT, L.P.

THE BOARD OF DIRECTORS OF ALLERGAN, INC. IS NOT SOLICITING THIS PROXY

The undersigned hereby appoints [—] and [—], or either of them, proxies or proxy, with full power of substitution, to vote all shares of common stock of Allergan, Inc. that the undersigned is entitled to vote at the meeting of the shareholders of Allergan, Inc. (the “Meeting”), scheduled to be held at [PLACE], on [DATE], at [TIME], and at any and all adjournments, postponements or reschedulings thereof, with respect to the proposals set forth in the Proxy Statement dated [DATE]. The proxies are authorized to vote in their discretion upon any other matter that may properly come before the Meeting or any and all adjournments, postponements or reschedulings thereof. The undersigned hereby revokes any proxies submitted previously.

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE.

THE REQUESTING SHAREHOLDER RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSED RESOLUTION SET FORTH BELOW.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE PROPOSED RESOLUTION SET FORTH BELOW.

PROPOSAL 1: To vote on the Proposed Resolution set forth below	FOR ☐	AGAINST ☐	ABSTAIN ☐

RESOLVED, that the shareholders of Allergan hereby request the Board to promptly engage in good faith discussions with Valeant regarding Valeant’s offer to merge with the Company, without in any way precluding discussions the Board may choose to engage in with other parties potentially offering higher value.

Signature

Signature if held jointly

Dated

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer, giving full title. If a partnership, please signing partnership name by authorized person, giving full title.